Exhibit 32

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard A. Franco, Sr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of DARA BioSciences, Inc. on Form 10-K for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Annual Report of DARA BioSciences, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ Richard A. Franco, Sr.

Name:	Richard A. Franco, Sr.
Title:	President and Chief Executive Officer
Date:	March 25, 2011

I, Ann A. Rosar, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of DARA BioSciences, Inc. on Form 10-K for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Annual Report of DARA BioSciences, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ Ann A. Rosar

Name:	Ann A. Rosar
Title:	Chief Accounting Officer
Date:	March 25, 2011